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Exhibit 10.2


                                    AGREEMENT

      Agreement between Flushing Savings Bank, FSB, a federal savings bank ("the "Bank"), Flushing Financial Corporation, a Delaware corporation (the "Company") and James F. McConnell ("Consultant"), effective upon the occurrence of the "Retirement Date" as defined in that certain letter agreement dated April 8, 1998, between the Bank, the Company and Consultant (the "Letter Agreement").

                             W I T N E S S E T H:

A. On the Retirement Date, Consultant shall have retired from his position of President and Chief Executive Officer of the Bank and the Company, but will continue to serve as a director on the Board of Directors of the Bank and the Company;

B. The Bank and the Company desire to continue to have available the leadership, advice and counsel of Consultant after his retirement, and Consultant is willing to devote substantial time to the business and affairs of the Bank and the Company above and beyond that required of directors; and

C. The parties wish to set forth the terms whereby Consultant will receive fees for his consulting services; such fees to be in addition to, and independent of, any retainer and meeting fees Consultant receives as a director of the Bank and the Company.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.    Term: The term of this Agreement  shall commence on the Retirement  Date
      ----
      and end on the first anniversary of such date, unless the Agreement is extended on terms mutually acceptable to the Bank, the Company and Consultant or is terminated earlier as provided in Section 6. If Consultant's employment with the Company or the Bank terminates prior to the Retirement Date or if the Letter Agreement becomes null and void in accordance with its terms, this Agreement shall become null and void and neither the Bank, the Company nor Consultant shall have any rights or obligations hereunder.

2.    Services.  During the term of this Agreement,  Consultant  shall consult
      --------
      with and advise the Senior Officers of the Bank and the Company and their respective Boards concerning the business and financial affairs of the Bank and the Company, including, but not limited to, advice with respect to the management of the Company's and the Bank's investment portfolios. Consultant shall be free to exercise his own discretion and judgment with respect to the time, place, method, and manner of performance of such services. Consultant is expected periodically to meet in person and to confer by telephone with Senior Officers, but shall not be required to perform all of such services on the premises of the Bank or the company. Within 10 days after the end of each month, Consultant shall submit a Monthly Activity Report to the Company detailing his consultant activities performed for the Company and the Bank during the preceding month.

3.    Consultant  Fees.  During  the terms of this  Agreement,  the Bank and the
      -----------------
      Company will pay Consultant an aggregate fee of $14,583.34 per month. Payment will be made on the last business day of the month for which the fee is paid. The fee provided for under this Section 3 shall be in addition to, and independent of, any retainer and meeting fees Consultant receives as a director of the Bank and the Company.

4.    Automobile;   Expenses.   The  Bank  and  the  Company   shall   provide
      ----------------------
      Consultant with a suitable automobile for use in the performance of his duties hereunder, and shall procure insurance for such automobile that is no less extensive in amount or coverage than as required by New York law or any lienholder on the automobile. Premiums for such insurance shall be billed to, and paid by, the Bank and/or the Company. Consultant shall be reimbursed for expenses incurred in connection with such automobile and for expenses reasonably and necessarily incurred by him in connection with the performance of his services under this Agreement, in each case in accordance with the Bank's and the Company's applicable policies and procedures. Consultant shall furnish the Bank and the Company with appropriate documentation required by the Internal Revenue Code and regulations thereunder or otherwise reasonably required under the Bank's and the Company's policies in connection with such expenses.

5.    Independent   Contractor  Status.   Consultant's   services  under  this
      --------------------------------
      Agreement  shall  be  provided  by  him  as an  independent  contractor.
      Nothing contained in this Agreement or in the performance of the services hereunder shall be construed as creating the relationship of employer and employee between the Bank or the Company and consultant. Consultant understands that this Agreement does not provide him with any life, health or disability insurance or other employee benefits provided by the Bank and/or the Company to its employees. However, nothing in this Agreement shall be construed to affect, in any way, any life, health or disability insurance or other employee benefits that Consultant is entitled to receive from the Bank and/or the Company as a retired employee of the Bank and the Company. The Bank and the Company shall not withhold federal, state or local taxes with respect to the consulting fees payable to Consultant under this agreement.

6.    Termination.  This  Agreement  shall  terminate in the event  Consultant
      -----------
      ceases to be a director at anytime following a "Change in Control", as defined in the 1996 Restricted Stock Incentive Plan of Flushing Financial Corporation. Upon such termination of this Agreement, Consultant shall be paid in one lump sum the amount of the aggregate fees that Consultant would have earned if he had continued to serve until the end of the term of this Agreement, either as stated in
      Section 1 or as later extended.

7.    Entire  Agreement;   Modification.  This  Agreement  contains  the  entire
      ----------------------------------
      understanding between the parties with respect to the subject matter hereof, and may not be altered, varied, revised, or amended except by an instrument in writing signed by Consultant, the Bank and the Company subsequent to the date of this Agreement.

8.    Assignment.  This Agreement is for the personal services of Consultant and
      -----------
      shall not be assignable by Consultant.

9.    No Duty to Mitigate. Consultant shall have no duty to mitigate any damages
      --------------------
      payable to Bank and/or the Company to consultant hereunder.

      IN WITNESS WHEREOF, Consultant, the Bank and the Company have caused this Agreement to be executed on this 8th day of April, 1998 but effective as of the Retirement Date.


                                          FLUSHING SAVINGS BANK, FSB

                                          By:  /s/ Anna M. Piacentini
                                               ----------------------


                                          FLUSHING FINANCIAL CORPORATION

                                          By:  /s/ Michael J. Hegarty
                                               ----------------------


                                          /s/ James F. McConnell
                                          ----------------------

                                          James F. McConnell